                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


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Pricing Supplement No. 50                                  Trade Date: 01/13/03
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 01/16/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is January 14, 2003



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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------

       91131UEY6              $4,462,000.00              5.00%                  01/15/17                 100%


     Interest Payment
       Frequency                                                                 Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption        (including the redemption price)
    ----------------        -----------------    ----------------------        --------------------------------
        07/15/03                   Yes                 Yes                             100% 01/15/04
     semi-annually                                                                 semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $4,397,301.00             $64,699.00                $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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